UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 16, 2024

Commission File Number: 1-14225

HNI Corporation
Iowa	42-0617510
(State of incorporation)	(IRS Employer Identification No.)
600 East Second Street
P. O. Box 1109
Muscatine, Iowa 52761-0071
(563) 272-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HNI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 2	Financial Information

Item 2.05	Costs Associated with Exit or Disposal Activities.

On May 16, 2024, HNI Corporation (the “Corporation”) committed to an operational improvement plan to reduce structural cost and streamline customer fulfillment in its workplace furnishings business.  A copy of the press release describing the plan is filed as Exhibit 99.1 to this report and incorporated by reference into this Item 2.05.

Item 2.06	Material Impairments

The disclosure under Item 2.05 is incorporated by reference into this Item 2.06.

Section 5	Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders of the Corporation held on May 16, 2024 (the “2024 Annual Meeting”), the proposals listed below were submitted to a vote of the shareholders.  The proposals are described in the Corporation’s definitive proxy statement filed with the Securities and Exchange Commission on March 19, 2024 (the “Proxy Statement”), and incorporated herein by reference.

As of March 15, 2024, the record date for the 2024 Annual Meeting, there were 47,287,164 outstanding shares of the Corporation’s common stock eligible to vote, and 41,896,082.319 shares were present virtually or represented by proxy at the 2024 Annual Meeting. The final voting results with respect to each proposal voted upon at the 2024 Annual Meeting are set forth below.

Proposal No. 1 – Election of Directors.  The Corporation’s shareholders approved three nominees, Mary A. Bell, Mary K.W. Jones, and Patrick D. Hallinan, for election to the Board of Directors of the Corporation for a term expiring at the Corporation’s 2027 Annual Meeting of Shareholders and until their respective successors are elected and qualified, subject to their prior death, resignation, or removal, with votes as follows:

Director	% For[1]	For	Against	Abstain	Broker Non- Votes
Mary A. Bell	90.65%	34,570,015.059	3,564,417.690	59,800.570	3,701,849.000

Mary K.W. Jones	95.97%	36,597,567.546	1,538,386.203	58,279.570	3,701,849.000

Patrick D. Hallinan	99.25%	37,853,236.713	286,378.036	54,618.570	3,701,849.000

1Percentage of votes cast, which excludes abstentions (in accordance with Iowa law) and broker non-votes.

Proposal No. 2 – Ratification of KPMG LLP as the Corporation’s Independent Registered Public Accounting Firm for Fiscal 2024.  The Corporation’s shareholders ratified the selection of KPMG LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 28, 2024, with votes as follows:

%For[1]	For	Against	Abstain
99.33%	41,551,173.283	281,975.938	62,933.098

1Percentage of votes cast, which excludes abstentions (in accordance with Iowa law).

Proposal No. 3 – Advisory Vote to Approve Named Executive Officer Compensation.  The Corporation’s shareholders approved, on an advisory basis, the compensation awarded by the Corporation to its named executive officers disclosed in the Proxy Statement with votes as follows:

%For[1]	For	Against	Abstain	Broker Non-Votes
96.53%	36,676,337.643	1,316,656.424	201,239.252	3,701,849.000

1Percentage of votes cast, which excludes abstentions (in accordance with Iowa law) and broker non-votes.

Proposal No. 4 – Approval of a Share Increase Amendment to the 2017 Equity Plan for Non-Employee Directors of HNI Corporation.  The Corporation’s shareholders approved an amendment to the 2017 Equity Plan for Non-Employee Directors of HNI Corporation to increase the total number of shares of common stock authorized for issuance by 200,000 shares:

%For[1]	For	Against	Abstain	Broker Non-Votes
94.87%	36,184,854.836	1,956,502.959	52,875.524	3,701,849.000

1Percentage of votes cast, which excludes abstentions (in accordance with Iowa law) and broker non-votes.

Section 9	Financial Statements and Exhibits.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Text of press release of HNI Corporation dated as of May 20, 2024.

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HNI CORPORATION

Date: May 20, 2024	By:	/s/ Steven M. Bradford

Steven M. Bradford
Senior Vice President, General Counsel, and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Text of press release of HNI Corporation dated as of May 20, 2024.